(313) 465-7000 Fax: (313) 465-8000 October 12, 2018 Conifer Holdings, Inc. 550 West Merrill Street, Suite 200 Birmingham, Michigan 48009 Re: Registration Statement on Form S-1 Ladies and Gentlemen: We have acted as counsel to Conifer Holdings, Inc., a Michigan corporation (the “Company”), in connection with the preparation of the Underwriting Agreement dated as of September 19, 2018 (the “Underwriting Agreement”), by and between the Company and Boenning & Scattergood, Inc., as representative of the several underwriters listed in Schedule I thereto (the “Underwriters”), and the Underwriters’ exercise of their over-allotment option to purchase from the Company $3,300,000 aggregate principal amount (132,000 units, each unit representing $25) of 6.75% Senior Unsecured Notes due 2023 (the “Option Notes”). The Option Notes will be issued under an Indenture dated as of September 24, 2018 between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of September 24, 2018 between the Company and the Trustee, as amended on October 12, 2018 (as so supplemented, the “Indenture”; and together with the Underwriting Agreement and the Option Notes, collectively, the “Transaction Documents”, and each individually a “Transaction Document”). We have also participated on behalf of the Company in the preparation of the Company’s Registration Statement on Form S-1 (Registration No. 333-226778) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 10, 2018, and each amendment thereto, and the Registration Statement on Form S-1 filed by the Company with the Commission on September 19, 2018 pursuant to Rule 462(b) (collectively, the “Registration Statement”), and the prospectus (the “Prospectus”) included in the Registration Statement. This opinion letter is provided to you at the request of the Company pursuant to Section 5(p) of the Underwriting Agreement. Except as otherwise indicated in this opinion letter, capitalized terms used below are defined as set forth in the Underwriting Agreement. In so acting, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, (ii) the Registration Statement and Prospectus, and (iii) the Transaction Documents, and we have considered such matters of law and of fact, and relied upon such other certificates, documents, records and other information furnished to us as we have deemed appropriate as a basis for our opinion set forth below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters. 2290 First National Building · 660 Woodward Avenue ∙ Detroit, Michigan 48226-3506 Detroit · Ann Arbor · Bloomfield Hills · Chicago Grand Rapids · Kalamazoo · Lansing

Conifer Holdings, Inc. October 12, 2018 Page 2 Based upon the foregoing, and subject to the qualifications set forth in this opinion letter, it is our opinion that when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Option Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, fraudulent conveyance, fraudulent transfer, voidable transactions, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity), and to limitations on availability of equitable relief, including specific performance. The law covered by the opinions expressed in this opinion letter is limited to the laws of the States of Michigan and New York, and the federal laws of the United States of America. We have further assumed that (i) that all documents submitted to us as originals are authentic, true, accurate and complete, the documents submitted to us as copies conform to original documents that are themselves authentic, true, accurate and complete, and the factual matters asserted therein were true, accurate and complete when asserted and remain true, accurate and complete as of the date hereof, (ii) the legal capacity of natural persons, (iii) each party to the Transaction Documents, other than the Company, has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make the Transaction Documents to which it is a party enforceable against that party, and (iv) all signatures on the documents are genuine, and all individual signatories have the requisite legal capacity. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K to be incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. Very truly yours, /S/ HONIGMAN MILLER SCHWARTZ AND COHN LLP DJK/NHB/EJB/REW 2290 First National Building · 660 Woodward Avenue ∙ Detroit, Michigan 48226-3506 Detroit · Ann Arbor · Bloomfield Hills · Chicago · Grand Rapids · Kalamazoo · Lansing